Item 77C
Matters submitted to a vote of security holders


                          Consent of Sole Shareholder

                     Smith Group Large Cap Core Growth Fund

          The undersigned, being the sole shareholder of the Smith Group Large Cap Core Growth Fund (the "Fund"), a series of BHR Institutional Funds, a Delaware statutory trust (the "Trust"), upon due consideration, hereby approves, adopted and consents to the following resolutions, which for all purposes shall be treated as actions taken pursuant to a vote at a shareholder meeting:

Approval of Investment Management Agreement

RESOLVED, that the Investment Management Agreement between the Trust and BHR Fund Advisors, L.P., on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of Subadvisory Agreement

RESOLVED, that the Subadvisory Agreement between the BHR
Fund Advisors, L.P. and Smith Asset Management Group, L.P., on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of the Selection of Briggs Bunting & Dougherty,
LLP as the Independent Registered Public Accountants

RESOLVED, that the firm of Briggs Bunting & Dougherty, LLP, independent public accountants, be, and hereby is, selected as the auditor of the Fund for its initial fiscal year following the commencement of its public offering, subject to termination as provided in the Investment Company Act of 1940, as amended.

Election of the Board of Trustees of the Trust

RESOLVED, that Amy Duling, James Patton and Gary Shugrue be, and hereby are, elected to serve as Trustees of the Trust in accordance with the Trust's Agreement and Declaration of Trust.

By:  /s/ Frank McAleer
	Frank McAleer

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                          Consent of Sole Shareholder

                       Mount Lucas U.S. Focused Equity Fund

          The undersigned, being the sole shareholder of the Mount Lucas U.S. Focused Equity Fund (the "Fund"), a series of BHR Institutional Funds, a Delaware statutory trust (the "Trust"), upon due consideration, hereby approves, adopted and consents to the following resolutions, which for all purposes shall be treated as actions taken pursuant to a vote at a shareholder meeting:

Approval of Investment Management Agreement

RESOLVED, that the Investment Management Agreement between the Trust and BHR Fund Advisors, L.P., on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of Subadvisory Agreement

RESOLVED, that the Subadvisory Agreement between the BHR
Fund Advisors, L.P. and Mount Lucas Management Corporation, on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of the Selection of Briggs Bunting & Dougherty,
LLP as the Independent Registered Public Accountants

RESOLVED, that the firm of Briggs Bunting & Dougherty, LLP, independent public accountants, be, and hereby is, selected as the auditor of the Fund for its initial fiscal year following the commencement of its public offering, subject to termination as provided in the Investment Company Act of 1940, as amended.

Election of the Board of Trustees of the Trust

RESOLVED, that Amy Duling, James Patton and Gary Shugrue be, and hereby are, elected to serve as Trustees of the Trust in accordance with the Trust's Agreement and Declaration of Trust.

By:  /s/ Peter Moran
	Peter Moran